Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
ANNOUNCES THE APPOINTMENT OF STEPHEN F. RYAN
TO BOARD OF DIRECTORS
          Southampton, PA, March 11, 2009 — Environmental Tectonics Corporation (AMEX: ETC) (“ETC” or the “Company”) today reported that, on March 6, 2009, the Board of Directors appointed Stephen F. Ryan to the Board of Directors of Environmental Tectonics Corporation. Mr. Ryan was appointed to fill the vacancy created by the resignation of Alan Mark Gemmill, which took place on February 25, 2009. Mr. Ryan will serve on the Audit, Compensation and Governance and Nominating Committees of the Board of Directors.
     Mr. Ryan retired in 2001 from Selas Corporation of America (now known as IntriCon Corporation), a diversified international firm engaged in the design, development, engineering and manufacturing of industrial products, where he served as Chairman for three years and President, Chief Executive Officer and Director for 13 years. Mr. Ryan also serves as a Director of Bolt Technology Corporation headquartered in Norwalk, CT.
          “Steve Ryan brings a wealth of business and technical experience to ETC. He will be an invaluable asset to the Company. We thank Mark Gemmill for his many years of fine service to the Company and wish him the best,” commented William F. Mitchell, ETC’s Chairman and Chief Executive Officer.
          ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC’s and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) the potential delisting of the Company’s common stock from the American Stock Exchange as a result of the Company’s failure to comply with the AMEX listing standards, (ii) the completion of additional financing transactions to support the Company’s operation, (iii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iv) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (v) statements of future economic performance, (vi) statements of assumptions and other statements about the Company or its business, (vii) statements made about the possible outcomes of litigation involving the Company, and (viii) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
. Contact: Duane D. Deaner, CFO           Tel: 215-355-9100 (ext. 1203)      Fax: 215-357-4000
                               ETC — Internet Home Page:  http://www.etcusa.com